UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 17, 2010 (September 14, 2010)

Date of report (Date of earliest event reported)

ALLEGHENY ENERGY, INC.

(Exact name of registrant as specified in charter)

Maryland	1-267	13-5531602
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Cabin Hill Drive Greensburg, Pennsylvania	15601-1689
(Address of principal executive of offices)	(Zip code)

Registrant’s telephone number, including area code: (724) 837-3000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 14, 2010, Allegheny Energy, Inc. (“Allegheny Energy”) held a special meeting of stockholders to consider (1) a proposal to approve the Agreement and Plan of Merger, dated as of February 10, 2010, by and among FirstEnergy Corp., Element Merger Sub, Inc. (a wholly-owned subsidiary of FirstEnergy Corp.) and Allegheny Energy, as amended as of June 4, 2010, and as it may be further amended from time to time (the “Merger Agreement”), and the merger described therein, and (2) a proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate. The proposals are described in detail in the joint proxy statement/prospectus filed with the Securities and Exchange Commission on July 16, 2010.

Allegheny Energy’s stockholders approved both matters. The final voting results for each proposal are set forth below.

Proposal 1 — Approve the Merger Agreement

Votes For	Votes Against	Abstentions	Broker Non-Votes
134,619,788	1,505,850	277,476	—

Proposal 2 — Adjourn the Special Meeting

Votes For	Votes Against	Abstentions	Broker Non-Votes
123,424,896	12,546,224	431,994	—

The special meeting was not adjourned to a later date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHENY ENERGY, INC.

Dated: September 17, 2010	By:	/S/ DAVID M. FEINBERG
	Name:	David M. Feinberg
	Title:	Vice President, General Counsel & Secretary